Exhibit 10.17

AMENDMENT TO SELECTED DEALER AGREEMENT

This Amendment (the “Amendment”) to the Industrial Property Trust, Inc. Selected Dealer Agreement dated January 21, 2014 (the “Agreement”) is entered into by and between Ameriprise Financial Services, Inc. (“Ameriprise”), and Industrial Property Trust Inc., a Maryland corporation (the “Company”), Dividend Capital Securities LLC, a Colorado limited liability company (the “Dealer Manager”), Industrial Property Advisors LLC, a Delaware limited liability company (the “Adviser”), and Industrial Property Advisors Group LLC, a Delaware limited liability company (the “Sponsor”). The Company, the Dealer Manager, the Adviser, and the Sponsor are, collectively, the “Issuer Entities.”

WHEREAS, Ameriprise and the Issuer Entities agreed that Ameriprise will offer and sell, on a best efforts basis, Company shares of common stock to its clients, pursuant to the terms and conditions set forth in the Agreement; and

WHEREAS, the Issuer Entities have advised that the Company does not yet meet certain independent ownership thresholds to secure an exemption from regulatory requirements so that assets of the Company will not be deemed plan assets under the Department of Labor’s Plan Assets Regulations;

WHEREAS, Ameriprise has agreed to notify its advisors and clients that it must temporarily prohibit qualified accounts from buying Company shares until the Department of Labor’s regulatory requirements are met and the exemption secured; and

WHEREAS, the Issuer Entities have agreed to take all commercially reasonable steps to ensure that Ameriprise clients in qualified accounts are not able to buy Company shares until the Department of Labor’s requirements are met and exemption secured;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Section 8(a) of the Agreement is hereby amended to include the following terms:

(vi) with respect to the period of time during which the Company has less than 100 independent shareholders (the “Initial Period”), the Company’s failure to have secured an exemption from any applicable federal and state laws, rules and regulations, specifically including, but not limited to, Department of Labor Regulation 29 CFR 2510.3-101, such that the assets of the Company are deemed to be assets of an ERISA qualified plan or lRA (either, a “Plan”), including, but not limited to, an Ameriprise client in a qualified account titled in the name of a Plan that purchases Company shares during such Initial Period pursuant to a subscription agreement that indicates on its face that it is a Plan and any taxable event or penalty resulting from such purchase.

The parties acknowledge and agree that except as set forth herein, all other terms of the Agreement are reaffirmed and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 21st day of January, 2014.

INDUSTRIAL PROPERTY TRUST INC.

By:	/s/ Thomas G. McGonagle
Name, Title:	Thomas G. McGonagle, CFO

DIVIDEND CAPITAL SECURITIES LLC

By:	/s/ Charles Murray
Name, Title:	Charles Murray, President

INDUSTRIAL PROPERTY ADVISORS LLC

By:	/s/ Evan H. Zucker
Name, Title:	Evan H. Zucker, Manager

INDUSTRIAL PROPERTY ADVISORS GROUP LLC

By:	/s/ Evan H. Zucker
Name, Title:	Evan H. Zucker, Manager

AMERIPRISE FINANCIAL SERVICES, INC.

By:	/s/ Frank A. McCarthy
Name:	Frank A. McCarthy
Title:	Senior Vice President and General Manager